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                                       29

                                                                    Exhibit 21.1


Subsidiaries of JAWZ Inc, a Delaware Corporation:

o  JAWZ Canada Inc, an Alberta Corporation

o  JAWZ USA Inc, a Delaware Corporation

o  JAWZ Illinois Inc, an Illinois Corporation

o  JAWS Acquisition Corporation ("JAC"), an Alberta Corporation

o  JAWS Acquisition Canada Corporation ("JACC"), an Alberta Corporation


Subsidiaries of JAWS Acquisition Canada Corporation ("JACC"), an Alberta
Corporation:

o  4Comm.com Inc, an Ontario Corporation

o  General Network Systems Inc, an Ontario Corporation

o  Betach Systems Inc, an Alberta Corporation

o  Betach Advanced Systems Inc, an Alberta Corporation




                                                                    Exhibit 23.1

                          CONSENT OF ERNST & YOUNG LLP

                             INDEPENDENT ACCOUNTANTS


We consent to the use of our report dated February 20, 2001, with respect to the financial statements of JAWZ Inc., in the Company's Annual Report (Form 10-K) dated March 30, 2001.



Calgary, Canada                                      /s/ Ernst & Young LLP
March 30, 2001                                       ---------------------
                                                     Chartered Accountants